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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference of our firm under the caption "Experts" and to the use of our reports on the Arden Predecessors (as defined in the Notes thereto) dated April 10, 1996, 16000 Ventura dated April 10, 1996, 1950 Sawtelle dated April 10, 1996, Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire dated September 10, 1996, 70 South Lake and Calabasas Commerce Center dated April 10, 1996, the 1996 Acquired Properties dated April 10, 1996, the Acquisition Properties dated April 19, 1996, and Arden Realty, Inc., a Maryland corporation, dated May 1, 1996, in Amendment No. 4 to the Registration Statement filed by Arden Realty, Inc. on Form S-11 dated October 3, 1996 and the related Prospectus.


                                               /s/ ERNST & YOUNG LLP
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Los Angeles, California
October 3, 1996